                                                                     EXHIBIT 4.4

                                                                        ANNEX VI
                                                                              TO
                                                   SECURITIES PURCHASE AGREEMENT


                                FORM OF WARRANT


THESE SECURITIES AND THE SECURITIES ISSUABLE UPON THEIR EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, A "NO ACTION" LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES AND EXCHANGE COMMISSION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.


                                   SATX, INC.

                         COMMON STOCK PURCHASE WARRANT

         1. ISSUANCE. In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by SATX, INC., a Nevada corporation (the "Company"), ____________ , or registered assigns (the "Holder") is hereby granted the right to purchase at any time commencing and continuing until 5:00 P.M., New York City time, on __________________ , 200___(1) (the
"Expiration Date"), _________ Thousand (____)(2) fully paid and nonassessable shares of the Company's Common Stock, par value $.001 per share (the "Common Stock") at an initial exercise price of $______(3) per share (the "Exercise Price"), subject to further adjustment as set forth herein.


---------------------

         (1) Insert date which is last day of month in which fifth anniversary of the relevant Closing Date occurs.

         (2) Insert 100,000 for every $250,000 of Debenture purchased.

         (3) Insert amount equal to 120% of (y) Weighted Average Conversion Price (as defined below).

"W.A.C.P." means (i) the sum of the Conversion Principal (as defined below) for all conversions of the Debenture prior to such exercise, divided by (ii) the aggregate principal of the Debenture converted prior to such exercise.

"Conversion Principal" means, for each conversion, (x) the principal amount of the Debenture converted by such conversion, multiplied by (y) the Conversion Price applicable to that conversion.

         2. Exercise of Warrants. This Warrant is exercisable in whole or in part at the Exercise Price per share of Common Stock payable hereunder, payable in cash or by certified or official bank check, or by means of tendering this Warrant Certificate to the Company to receive a number of shares of Common Stock equal in Market Value to the difference between the aggregate Market Value of the shares of Common Stock issuable upon exercise of this Warrant and the total cash exercise price thereof divided by the Market Volume. Upon surrender of this Warrant Certificate with the annexed Notice of Exercise Form duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.

         3. Reservation of Shares. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

         4. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

         5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

         6.  Protection Against Dilution.

             6.1 Adjustment Mechanism. If an adjustment of the Exercise Price is required pursuant to this Section 6, the Holder shall be entitled to purchase such number of additional shares of Common Stock as will cause (i) the total number of shares of Common Stock Holder is entitled to purchase pursuant to this Warrant, multiplied by (ii) the adjusted purchase price per share, to equal
(iii) the total number of shares of Common Stock Holder is entitled to purchase before adjustment multiplied by the total purchase price before adjustment.

             6.2 Capital Adjustments. In case of any stock split or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company, the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original purchase price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this Section shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof.

A rights offering to stockholders shall be deemed a stock dividend to the extent of the bargain purchase element of the rights.

         6.3 Adjustment for Spin Off. If, for any reason, prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or of a part of its assets in a transaction (the "Spin Off") in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, then

         (a) the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's unexercised Warrants outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Warrants") been exercised as of the close of business on the trading day immediately before the Record Date (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder on the exercise of all or any of the Outstanding Warrants, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by
(y) a fraction, of which (I) the numerator is the amount of the Outstanding Warrants then being exercised, and (II) the denominator is the amount of the Outstanding Warrants; and

         (b) the Exercise Price on the Outstanding Warrants shall be adjusted immediately after consummation of the Spin Off by multiplying the Exercise Price by a fraction (if, but only if, such fraction is less than 1.0), the numerator of which is the Average Market Price of the Common Stock (as defined below) for the five (5) trading days immediately following the fifth trading day after the Record Day, and the denominator of which is the Average Market Price of the Common Stock on the five (5) trading days immediately preceding the Record Date; and such adjusted Exercise Price shall be deemed to be the Exercise Price with respect to the Outstanding Warrants after the Record Date. As used herein, the term "Average Market Price of the Common Stock" means the average closing bid price of a share of Common Stock, as reported by Bloomberg, LP or, if not so reported, as reported on the over-the-counter market for the relevant period.

         7.       Transfer to Comply with the Securities Act: Registration
Rights.

         (a) This Warrant has not been registered under the Securities Act of 1933, as amended, (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

         (b) The Company agrees to file a registration statement, which shall include the Warrant Shares, in the "Registration Statement", as contemplated by and pursuant to the Registration Rights Agreement between the Company and Holder, dated September 13, 2000.

         8. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails, as follows:

                  (i)      if the Company, to:

                           SATX, Inc.
                           4710 Eisenhower Blvd.
                           Suite B-2, Tampa
                           Florida 33634
                           Attention: Merritt Jesson-President
                           Tel No.: (800) 989-7289
                           Fax No.: (813) 290-0616

                           with a copy to:

                           Frohling, Hudak & Pellegrino, LLC
                           425 Eagle Rock Avenue
                           Roseland, New Jersey 07068
                           Attention: John B. M. Frohling, Esq.
                           Tel No.: (973) 226-4600
                           Fax No.: (973) 226-0969

                  (ii)     if to the Holder, to:

                           with a copy to:

                           Krieger & Prager LLP
                           Suite 1440
                           39 Broadway
                           New York, New York 10006
                           Tel No.: (212) 363-2900
                           Fax No.: (212) 363-2999

Any party may designate another address or person for receipt of notices hereunder by notice given to the other parties in accordance with this Section.

         9. If the Company fails to deliver to the Holder certificate or certificates representing the Warrant Shares by the fifth (5th) trading day after the date of exercise if the address for delivery is in the United States (and by the seventh (7th) trading day after the date of exercise if the address for the delivery is outside the United States) the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, $1,000 for each day after such (5th) fifth (or seventh (7th) as the case may be), trading day until such certificates are delivered. Nothing herein shall limit the Holder's right to pursue actual damages for the Company's failure to deliver certificates representing shares of Common Stock upon exercise within the period specified herein and the Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

         10. Supplements and Amendments: Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant of even date herewith contain the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

         11. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State. Each of the parties consents to the exclusive jurisdiction of the federal courts whose State of New York sitting in the City of New York in connection with any dispute arising under this Agreement.

         12. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         13. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the __ day of September, 2000.



                                             SATX, INC.



                                             By:
                                                --------------------------------


                                             -----------------------------------


                                             Its
                                                --------------------------------


Attest:
       -----------------------------